Execution Copy
PLEDGE AND SECURITY AGREEMENT
Dated as of August 26, 2008
among
Warnaco Inc.,
as a Grantor
and
Each Other Grantor
From Time to Time Party Hereto
and
Bank of America, N.A.
as Collateral Agent
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022

          This Pledge and Security Agreement (this “Agreement”), dated as of August 26, 2008, by Warnaco Inc., a Delaware corporation (the “Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.11 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Bank of America, N.A. (“BofA”), as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
          Whereas, the Borrower, The Warnaco Group, Inc. (“Group”), the lenders and issuers party thereto from time to time, BofA, as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”) and as Collateral Agent (together with the Administrative Agent, the “Agents”), Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint bookrunners, Deutsche Bank Securities Inc., as sole syndication agent, and HSBC Business Credit (USA) Inc., JPMorgan Chase Bank, N.A. and RBS Business Capital, a division of RBS Asset Finance Inc., as co-documentation agents, have entered into a certain Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          Whereas, the Grantors other than the Borrower are party to the Guaranty pursuant to which they have guaranteed the Obligations of the Borrower under the Credit Agreement;
          Whereas, Warnaco of Canada Company, a Canadian corporation (the “Canadian Borrower”), the lenders and issuers party thereto from time to time, BofA, as administrative agent and as collateral agent, and certain other persons have entered into or will enter into a certain Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Canadian Facility”);
          Whereas, in connection with the Canadian Facility, the Grantors will enter into the Loan Party Canadian Facility Guaranty pursuant to which they will guarantee the Canadian Secured Obligations of the Canadian Borrower under the Canadian Facility;
          Whereas, it is a condition precedent to the effectiveness of the Credit Agreement and of the Canadian Facility that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;
          Whereas, each Grantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement and from the granting of the financial accommodations to the Canadian Borrower under the Canadian Facility;

          Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder and to induce the lenders and issuers to be party to the Canadian Facility to enter into the Canadian Facility and to make their respective extensions of credit to the Canadian Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:
ARTICLE I. Defined Terms
     Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account”
“Account Debtor”
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Commodity Account”
“Control Account”
“Deposit Account”
“Documents”
“Entitlement Holder”
“Entitlement Order”
“Equipment”
“Financial Asset”
“General Intangibles”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”
“Proceeds”
“Securities Account”
“Securities Intermediary”
“Security”
“Security Entitlement”
“Supporting Obligation”
          (c) The following terms shall have the following meanings:

          “Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grants of Security Interests in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grants of Security Interests in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles (including Intellectual Property), Instruments or Investment Property.
          “Agents” has the meaning specified in the recitals to this Agreement.
          “Agreement” means this Pledge and Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time).
          “Blocked Account” means a deposit account maintained by any Grantor with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.
          “Blocked Account Bank” means a financial institution approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Blocked Account Letter.
          “Blocked Account Letter” means a letter agreement, substantially in the form of Annex I-A (Form of Blocked Account Letter) to this Agreement (with such changes thereto as may be agreed to by the Administrative Agent), executed by the relevant Grantor and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank.
          “Cash Collateral Account” means any Deposit Account or Securities Account that is (a) established by the Collateral Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from any one or more of the Grantors or their Subsidiaries or Affiliates or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Collateral Agent may determine in its sole discretion, (c) in the name of the Collateral Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Collateral Agent and (e) in the case of a Securities Account, with respect to which the Collateral Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto, except as otherwise provided in Section 2.3. Notwithstanding the foregoing, the Special Cash Collateral Account shall not constitute a Cash Collateral Account.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Collateral Agent” shall include, in addition to the Collateral Agent referred to in the preamble hereto, any successors and assigns to the Collateral Agent appointed pursuant to the Credit Agreement and means the “Collateral Agent” in its capacity as collateral agent for the benefit of the Secured Parties with respect to the Secured Obligations.
          “Control Account” means a securities account maintained by any Grantor with the relevant Approved Securities Intermediary (as defined in Annex 2 (Form of Control Account Agreement)) which account is the subject of an effective Control Account Agreement, and includes all monies and other assets on deposit or otherwise held therein.
          “Control Account Agreement” means a letter agreement, substantially in the form of Annex 2 (Form of Control Account Agreement) (with such changes as may be agreed to by the Administrative Agent), executed by the relevant Grantor, the Collateral Agent and the relevant Approved Securities Intermediary (as defined in Annex 2 (Form of Control Account Agreement) hereto).
          “Copyright Licenses” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right under any Copyright, including the grant of any right to use, copy, publicly perform, display, create derivative works of, manufacture, distribute, exploit or sell materials derived from any Copyright.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications for registration or recording in connection therewith, including all registrations, recordings and applications for registration or recording in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals, reversions and extensions thereof.
          “Discharge of Lender Claims” means the payment in full in cash of the principal of, interest and premium, if any, on all Secured Obligations and Canadian Secured Obligations and, with respect to Hedging Obligations, Hedging Obligations (as defined in the Canadian Facility) or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms hereof, of the Credit Agreement and of the Canadian Facility, in each case after or concurrently with termination of all Commitments and Commitments (as defined in the Canadian Facility), and payment in full in cash of any other Secured Obligations and Canadian Secured Obligations that are due and payable at or prior to the time such principal and interest are paid.

          “Excluded Equity” means, collectively, any Voting Stock of any direct Foreign Subsidiary of any Grantor in excess of 65% of the total outstanding Voting Stock of such Subsidiary. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that validly prohibits the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract, instrument or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not removed, terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; and (iii) any Equipment owned by any Grantor that is Purchase-Money Collateral (as defined in the UCC) or subject to a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than any Grantor as a condition to the creation of any other Lien on such Equipment; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
          “Foreign Person” means any Person not organized under the laws of any state of the United States of America or the District of Columbia.
          “Grantor” has the meaning specified in the recitals to this Agreement.
          “Hedging Obligations” means all obligations of any Person under any Hedging Contract.
          “Intellectual Property” means, collectively, (a) all right, title and interest of any Grantor in intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets, Internet domain names, Websites, advertising rights, rights in designs, including registrations thereof, and rights in data, and (b) all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under and with respect thereto, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.
          “LLC” means each limited liability company in which a Grantor has an equity interest, including those set forth on Schedule 2 (Pledged Collateral).
          “LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

          “Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to any Grantor’s business.
          “Partnership” means each partnership in which a Grantor has an equity interest, including those set forth on Schedule 2 (Pledged Collateral).
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, lease, sell or offer for sale any product, design or process covered in whole or in part by a Patent.
          “Patents” means (a) all patents of the United States or any other country or patent rights arising under multinational laws, (b) all applications for patents of the United States or any other country or patent rights arising under multinational laws and (c) all rights to obtain any reissues, extensions, divisions, continuations and continuations-in-part of the foregoing.
          “Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral), but excluding Excluded Equity.
          “Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor (other than Pledged Stock, Pledged Debt Instruments and other Investment Property whose value, in the aggregate, does not exceed $1,000,000), all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock (excluding Excluded Equity), including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

          “Restricted Account” means a deposit account maintained by any Grantor with a Restricted Account Bank which account is the subject of an effective Restricted Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Restricted Account.
          “Restricted Account Bank” means a financial institution selected or approved (such approval not to be unreasonably withheld) by the Administrative Agent and with respect to which a Grantor has delivered an executed Restricted Account Letter.
          “Restricted Account Letter” means a letter agreement, substantially in the form of Annex I-B (Form of Restricted Account Letter) or as otherwise acceptable to the Administrative Agent, executed by the relevant Grantor.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Secured Parties” has the meaning specified in the Credit Agreement.
          “Third Party Intellectual Property Rights” means any right, title or interest of any Person under patent, copyright, trademark or trade secret law or any other statutory provision or common law doctrine relating to intellectual property or proprietary rights.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications for registration or recording in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the perfection or priority of the Collateral Agent’s (for the benefit of the Secured Parties) security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” (as it applies to such security interest) shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state of the United States of America or the District of Columbia.

          Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in, this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.
          (h) The terms “Lender,” “Issuer,” “Administrative Agent,” “Collateral Agent” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
ARTICLE II. Grant of Security Interest
     Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests (other than, in each case, Excluded Property) is collectively referred to as the “Collateral”:
          (i) all Accounts;
          (ii) all Chattel Paper;

          (iii) all Deposit Accounts;
          (iv) all Documents;
          (v) all Equipment;
          (vi) all General Intangibles;
          (vii) all Instruments;
          (viii) all Inventory;
          (ix) all Investment Property;
          (x) all Letter-of-Credit Rights;
          (xi) all Vehicles;
          (xii) the Commercial Tort Claims described on Schedule 6 (Commercial Tort Claims) and on any supplement thereto received by the Collateral Agent pursuant to Section 4.10 (Notice of Commercial Tort Claims);
          (xiii) all Intellectual Property and goodwill associated therewith;
          (xiv) all books and records pertaining to any or all of the other property described in this Section 2.1;
          (xv) all other goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (xvi) to the extent not otherwise included, all Proceeds of any or all of the foregoing.
     Section 2.2 Grants of Security Interests in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that the foregoing grant of security interest shall not include a security interest in any Excluded Property; and provided, further, that, if and when any property shall cease to be Excluded Property, the Collateral Agent for the benefit of the Secured Parties shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

     Section 2.3 Cash Collateral Accounts
          The Collateral Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each Grantor agrees that each such Cash Collateral Account shall be under the control of the Collateral Agent and that the Collateral Agent shall be the Entitlement Holder with respect to each such Cash Collateral Account that is a Securities Account and the only Person authorized to give Entitlement Orders with respect to each such Securities Account. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Permitted Cash Equivalents at the direction of the Collateral Agent and, except during the continuance of an Event of Default (unless otherwise agreed to by the Administrative Agent in its sole discretion), the Collateral Agent agrees with each Grantor to issue Entitlement Orders for such investments in Permitted Cash Equivalents as requested by the Borrower; provided, however, that the Collateral Agent shall not have any responsibility for, or bear any risk of loss of, any such requested investment or income thereon and the Collateral Agent shall have no obligation to make or cause to be made any such investment absent a request by the Borrower for a specific investment in Permitted Cash Equivalents. Neither any Warnaco Entity nor any other Person claiming on behalf of or through any Warnaco Entity shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to Discharge of Lender Claims, except (i) as provided in Section 2.9(f) of the Credit Agreement and (ii) that the Borrower may request that the Collateral Agent apply funds in any Cash Collateral Account directly to the immediate payment of the Loans and if paid in full then to the cash collateralization of Letter of Credit Obligations (and not to be delivered to any Warnaco Entity). The Collateral Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.9(f) of the Credit Agreement.
ARTICLE III. Representations and Warranties
          To induce the Lenders, the Issuers, the Collateral Agent and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Lenders, the Issuers, the Collateral Agent, the Administrative Agent and the other Secured Parties:
     Section 3.1 Title; No Other Liens
          Except for the Liens granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to collaterally transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any Lien (other than Liens for taxes not yet due and payable).

     Section 3.2 Perfection and Priority
          The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or with the United States Patent and Trademark Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) the execution of Control Account Agreements with respect to Investment Property not in certificated form, (iv) the execution of a Blocked Account Letter with respect to all Deposit Accounts of a Grantor as specified in Section 4.7(a)(i) hereto, (v) all appropriate filings having been made with the United States Copyright Office and (vi) the receipt by the Collateral Agent of the consent of the issuer or nominated person with respect to each Letter-of-Credit Right that is not a Supporting Obligation. Such security interests shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent’s Liens by operation of law or otherwise as permitted hereunder or under the Credit Agreement.
     Section 3.3 Jurisdiction of Organization; Chief Executive Office
          On the Closing Date, such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and, to the extent different from that on the Closing Date, such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of organization, legal names and locations of such Grantor’s chief executive office or sole place of business for the period beginning five years preceding the date hereof.
     Section 3.4 Inventory and Equipment
          Schedule 4 (Location of Inventory and Equipment) sets forth each location at which such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) is kept on the Closing Date.
     Section 3.5 Pledged Collateral
          (a) The Pledged Stock that constitutes Pledged Collateral pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).

          (b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) that constitutes Pledged Collateral has been duly and validly issued and are fully paid and nonassessable.
          (c) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Collateral Agent in accordance with Section 4.4(a) (Pledged Collateral) and Section 7.11 of the Credit Agreement.
          (d) Subject to Section 4.7, all Pledged Collateral held by a Securities Intermediary in a Securities Account is subject to a Control Account Agreement.
          (e) Other than Pledged Stock constituting General Intangibles, there is no Pledged Collateral other than (i) that represented by Certificated Securities or (ii) Instruments in the possession of the Collateral Agent or that consisting of Financial Assets held in a Securities Account that is subject to a Control Account Agreement.
          (f) The Constituent Documents of any Person governing any Pledged Stock do not prohibit (i) the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, from exercising all of the rights of the Grantor granting the security interest therein, and (ii) a transferee or assignee of Stock of such Person from becoming a member, partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Grantor entitled to participate in the management of such Person and, pursuant to the Constituent Documents of any Person governing any Pledged Stock, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member, partner or, as the case may be, other holder of such Pledged Stock.
     Section 3.6 Deposit Accounts; Securities Accounts
          The only Deposit Accounts, Securities Accounts or Commodity Accounts maintained by any Grantor on the Closing Date are those listed on Schedule 7 (Deposit Accounts and Securities Accounts), which sets forth such information separately for each Grantor and which clearly identifies each Deposit Account which is maintained as a concentration account by such Grantor.
     Section 3.7 Accounts
          No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.5 (Delivery of Instruments and Chattel Paper).
     Section 3.8 Intellectual Property
          (a) Schedule 5 (Intellectual Property) (i) sets forth a true and complete list of all Intellectual Property of such Grantor on the date hereof (other than licenses to commercial off-the-shelf software), separately identifying that owned by such Grantor and that licensed by or to such Grantor and (ii) sets forth a true and complete list of all

Material Intellectual Property owned by or licensed to such Grantor on the date hereof (other than licenses to commercial off-the-shelf software), separately identifying that owned by such Grantor and that licensed by or to such Grantor. The Material Intellectual Property set forth on Schedule 5 (Intellectual Property) constitutes all of the material intellectual property rights necessary for the Grantors to conduct their business as currently and as proposed to be conducted.
          (b) On the date hereof, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned. To the knowledge of such Grantor, the business of such Grantor, and the use of the Material Intellectual Property in connection therewith, does not infringe, misappropriate, dilute or violate any Third Party Intellectual Property Rights. Such Grantor is not party to or the subject of any pending or, to such Grantor’s knowledge, threatened claim of infringement, misappropriation, dilution or violation of any Third Party Intellectual Property Rights, and there are no facts or circumstances that such Grantor reasonably believes are likely to form the basis for any such claim, and such Grantor has not received written notice of any such claim, or a written offer of a license to any Third Party Intellectual Property Rights, or any written notice regarding the existence of any Third Party Intellectual Property Rights that would be likely to have a Material Adverse Effect on any Grantor or otherwise would impair any Material Intellectual Property.
          (c) Except as set forth in Schedule 5(c) (Intellectual Property), on the date hereof, none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
          (d) No holding, decision or judgment has been rendered by any Governmental Authority challenging such Grantor’s rights in the Material Intellectual Property or that would limit or otherwise impair the ownership, use, validity or enforceability of any Material Intellectual Property.
          (e) No action or proceeding challenging such Grantor’s rights in the Intellectual Property or the ownership, use, validity or enforceability of any Material Intellectual Property owned by such Grantor is on the date hereof pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting or violating the Material Intellectual Property owned by such Grantor.
          (f) No Grantor is in material breach of any Copyright License, Patent License or Trademark License and no Grantor in breach of any Material License. The consummation of the transactions contemplated by this Agreement shall not impair any of such Grantor’s right in, cause a breach of, or impair the validity or enforceability of, any Material Intellectual Property.

     Section 3.9 Commercial Tort Claims
          The only Commercial Tort Claims (with a reasonable expectation of recovery of at least $1,000,000) of any Grantor existing on the Closing Date (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 6 (Commercial Tort Claims), which sets forth such information separately for each Grantor.
ARTICLE IV. Covenants
          Each Grantor agrees with the Collateral Agent to the following, as long as any Secured Obligation, Canadian Secured Obligation, Commitment or Commitment (as defined in the Canadian Facility) remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
     Section 4.1 Generally
          Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 (Liens, Etc.) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any Collateral except in connection with an Asset Sale (i) that is permitted under Section 8.4 of the Credit Agreement or (ii) that is pursuant to a contract which contains a condition precedent that consent under the Credit Agreement be obtained.
     Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
          (a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priority described in Section 3.2 (Perfection and Priority) and shall defend such security interests and such priority against the claims and demands of all Persons.
          (b) Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, all in detail and in form and substance reasonably satisfactory to the Collateral Agent.
          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request (or be directed to request by the Administrative Agent at the Administrative Agent’s reasonable request) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Blocked Account Letters or Restricted Account Letters and Control Account Agreements.
     Section 4.3 Changes in Locations, Name, Etc.
          (a) Except upon 15 or more days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (i) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 (Location of Inventory and Equipment) showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Collateral Agent to take any action to maintain perfected security interests in such Collateral, such Grantor shall not do any of the following:
     (i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4 (Location of Inventory and Equipment), except for Inventory or Equipment in transit;
     (ii) change its jurisdiction of organization from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or
     (iii) change its legal name, or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
          (b) Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.
     Section 4.4 Pledged Collateral
          (a) Such Grantor shall (i) deliver to the Collateral Agent for the benefit of the Secured Parties, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3

(Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by any new Grantor, in substantially the form in the form of Annex 4 (Form of Joinder Agreement), or such other documentation acceptable to the Collateral Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Securities Account subject to a Control Account Agreement. Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement. The Collateral Agent shall have the right, following an Event of Default and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (b) Except as provided in ARTICLE V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends). Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof (except, in each case, to the extent resulting in cash being distributed to a Grantor) shall, unless otherwise subject to a perfected security interest (with the priorities contemplated herein) in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.
          (c) Except as provided in ARTICLE V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without prior notice to the Collateral Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.
          (d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged

Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Collateral Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Collateral Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
          (f) Such Grantor shall not, and shall not permit any of its Subsidiaries (to the extent the Stock of such Subsidiary constitutes Collateral), without the consent of the Collateral Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.
     Section 4.5 Delivery of Instruments and Chattel Paper
          If any amount in excess of $250,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, N.A., as Collateral Agent for the benefit of the Secured Parties” (which legend shall be modified to reflect successor Collateral Agents).
     Section 4.6 Intellectual Property
          (a) Such Grantor (either itself or through licensees) shall (and shall cause all licensees or sublicensees thereof to) (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable

Requirements of Law, (iv) execute and file all documents necessary to perfect a security interest pursuant to this Agreement in favor of the Collateral Agent promptly upon adopting or using any mark that is confusingly similar or a colorable imitation of such Trademark and (v) not do any act or knowingly omit to do any act (and not permit or direct by express act or omission any licensee or sublicensee thereof to do any act) whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way; provided, however, that (i)-(iii) and (v) above shall be subject to the good faith exercise by such Grantor of its reasonable business judgment consistent with past practices.
          (b) Such Grantor shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (i) shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.
          (d) Such Grantor shall not knowingly (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
          (e) Such Grantor shall not (and shall not permit or direct by express act or omission any licensee or sublicensee thereof to) do any act that knowingly infringes, misappropriates, dilutes or violates any Third Party Intellectual Property Rights.
          (f) Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application for registration or recording, registration or recording relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity or enforceability of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (g) As set forth below, whenever such Grantor, either by itself or through its counsel or any agent or designee, shall file an application for the registration or recording of any Intellectual Property with the United States Patent and Trademark

Office, the United States Copyright Office or any similar office or agency within or outside the United States or register any Internet domain name, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any such Copyright, Patent, Trademark or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
          (h) Such Grantor shall take all reasonable actions that are (i) necessary (subject to the good faith exercise by such Grantor of its reasonable business judgment consistent with past practices) or (ii) requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application for registration or recording (and to obtain the relevant registration or recording) and to maintain each registration and recording of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
          (i) In the event that any Material Intellectual Property is infringed, misappropriated, diluted or violated by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to any infringement, misappropriation, dilution or violation of the Material Intellectual Property, including promptly bringing suit for infringement, misappropriation, dilution or violation and to recover all damages for such infringement, misappropriation, dilution or violation, and shall take such other actions may be appropriate under the circumstances to protect such Intellectual Property; provided, however, that the foregoing shall be subject to the good faith exercise by such Grantor of its reasonable business judgment consistent with past practices.
          (j) Unless otherwise agreed to by the Collateral Agent such Grantor shall execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5 (Form of Short Form Copyright Security Agreement) for all Copyrights of such Grantor, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 6 (Form of Short Form Patent Security Agreement ) for all Patents of such Grantor, (iii) the United States Patent and Trademark Office and with the appropriate department or division of all appropriate States of the United States a short-form trademark security agreement in form attached hereto as Annex 7 (Form of Short Form Trademark Security Agreement) for all Trademarks of such Grantor and (iv) with the appropriate Internet domain name registrar, a duly executed form of assignment of all Internet domain names of such Grantor to the Collateral Agent (together with appropriate supporting documentation as may be requested by the Collateral Agent) in form and substance reasonably acceptable to the Collateral Agent. In the case of clause (iv) above, such Grantor hereby authorizes the

Collateral Agent to file such assignment in such Grantor’s name and to otherwise perform in the name of such Grantor all other necessary actions to complete such assignment, and each Grantor agrees to perform all appropriate actions deemed necessary by the Collateral Agent for the Collateral Agent to ensure such Internet domain name is registered in the name of the Collateral Agent.
     Section 4.7 Cash Management; Deposit Accounts
          (a) On the Closing Date (or such later date as agreed by the Collateral Agent), each Grantor shall cause to be delivered (i) to the Collateral Agent, a duly executed and effective Blocked Account Letter for each existing Deposit Account identified as a concentration account on Schedule 7 maintained by any Grantor and (ii) to each Restricted Account Bank (with a copy to the Collateral Agent), a Restricted Account Letter for each other Deposit Account (subject only to clause (b) below) duly executed by the appropriate Grantor to each such Deposit Account.
          (b) Each Grantor shall (i) deposit in a Blocked Account or Restricted Account all cash and all Proceeds received by such Grantor and (ii) not establish or maintain any Deposit Account with any financial or other institution other than a Blocked Account Bank, a Restricted Account Bank, the Collateral Agent or the Administrative Agent; provided, however, that the Warnaco Entities may at any time maintain the following accounts not subject to this Section 4.7(b) (i) Deposit Accounts or Securities Accounts (or their foreign equivalents) located outside of the United States with cash or Cash Equivalents not in excess of an aggregate amount of $30,000,000, (ii) Deposit Accounts or Securities Accounts located in the United States with cash or Cash Equivalents not in excess of an aggregate amount of $10,000,000 and (iii) payroll, withholding tax and other fiduciary accounts as required for operations in the ordinary course of business.
          (c) Each Grantor shall instruct each Account Debtor or other Person obligated to make a payment to such Grantor to make payment, or to continue to make payment, as the case may be, to a lock-box linked to a Blocked Account or a Restricted Account, as the case may be, and each Grantor shall deposit in a Blocked Account or a Restricted Account all Proceeds received by such Grantor from any other Person immediately upon receipt.
          (d) In the event (i) any Grantor or a Blocked Account Bank or Restricted Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account or Restricted Account, as the case may be, for any reason, (ii) the Collateral Agent shall demand termination of a Blocked Account Letter or a Restricted Account Letter as a result of the failure of a Blocked Account Bank or Restricted Account Bank, as the case may be, to comply with the terms of the applicable letter agreement or (iii) the Collateral Agent determines in its sole discretion that the financial condition of a Blocked Account Bank or Restricted Account Bank has materially deteriorated, then, in each case, Group shall, or shall cause the applicable Grantor to, notify all of its Account Debtors that were making payments to such terminated Blocked Account Bank or Restricted Account Bank to make all future payments to such other Blocked Account Bank or Restricted Account Bank, as specified by the Collateral Agent.
          (e) The Collateral Agent agrees that it shall not deliver to any Blocked Account Bank a Sweep Activation Notice under and as defined in any Blocked Account Letter with such Blocked Account Bank unless there has occurred and is continuing an Event of Default or Available Credit has been less than 15% of the Aggregate Borrowing Limit for five or more consecutive Business Days.
     Section 4.8 Vehicles
          Upon the request of the Collateral Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles; provided, however, that the aggregate value of all Vehicles excepted from the application of this Section 4.8 shall not exceed $1,000,000.
     Section 4.9 Payment of Obligations
          Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with Agreement Accounting Principles with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
     Section 4.10 Notice of Commercial Tort Claims
          Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a reasonable expectation of recovery of at least $1,000,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 6 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the

Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 6 (Commercial Tort Claims) delivered pursuant to this Section 4.10 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Collateral Agent, become part of Schedule 6 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
ARTICLE V. Remedial Provisions
     Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent and any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent, as the case may be, account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by any of them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
     Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Blocked Account or a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4 (Proceeds to be Turned Over To Collateral Agent). Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At the Collateral Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.
          (c) Subject to the terms of the Credit Agreement, the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
          (e) Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that it has granted to the Collateral Agent a lien on and security interest in, all of its right, title and interest in, to and under the Accounts or General Intangibles that have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default, to the extent permitted by applicable law, enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Credit Agreement and (ii) the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Stock and the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon Discharge of Lender Claims.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Collateral Agent
     Section 5.4 Proceeds to be Turned Over To Collateral Agent
          Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Collateral Agent hereunder in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account. All Proceeds constituting Reinvestment Prepayment Amounts (as defined in the Credit Agreement) or the cash collateralization of Letters of Credit (as defined in the Credit Agreement) while held by the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
     Section 5.5 Registration Rights
          (a) During the continuance of an Event of Default, if the Collateral Agent shall determine to exercise its right to sell any of the Pledged Collateral pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof, registered under the provisions of the Securities Act, the relevant Grantor shall use its reasonable efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (c) During the continuance of an Event of Default, each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     Section 5.6 Deficiency
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.
ARTICLE VI. The Collateral Agent
     Section 6.1 Collateral Agent’s Appointment as Attorney-in-Fact
          (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent’s security interests in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against any of the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or Section 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to any of the Collateral; or
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any or all of the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 6.2 Duty of Collateral Agent
          The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ respective interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     Section 6.3 Authorization of Financing Statements
          Each Grantor authorizes the Collateral Agent and each of its Affiliates, counsel and other representatives, at any time and from time to time until Discharge of Lender Claims, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor”, in each case, “in which the debtor now has or at any time in the future may acquire any right, title or interest” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and each of its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 6.4 Authority of Collateral Agent
          (a) Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties, with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          (b) Each Grantor and the Collateral Agent hereby agrees and acknowledges that, to the extent that the Collateral Agent has a security interest in or possession of any Collateral, the Collateral Agent is holding, and shall hold, such Collateral (and the security interest therein) for the benefit of and on behalf of each Secured Party (including the Collateral Agent) in accordance with Section 8-301(a)(2), 9-313(a) and 9-313(c) of the UCC, if applicable.

ARTICLE VII. Miscellaneous
     Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 3 (Form of Pledge Amendment) and Annex 4 (Form of Joinder Agreement) respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.
     Section 7.2 Notices
          All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.
     Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 7.4 Effectiveness
          This Agreement shall not become effective until the Closing Date.
     Section 7.5 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
     Section 7.6 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart.
     Section 7.7 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.8 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
     Section 7.9 Entire Agreement
          This Agreement, together with the other Loan Documents, represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereto concerning the Secured Obligations.
     Section 7.10 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York.
     Section 7.11 Additional Grantors
          If, pursuant to Section 7.11 (Additional Personal Property Collateral and Guaranties) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 4 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
     Section 7.12 Release of Collateral
          (a) At the time provided in Section 10.7(b)(i) of the Credit Agreement, the Collateral shall be released from the Liens hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor, at the sole expense of the Borrower, such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Collateral Agent shall be directed or permitted pursuant to Section 10.7(b)(ii) or (iii) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.7(b)(ii) or (iii) of the Credit Agreement. In connection therewith but subject to the terms of the Credit Agreement, the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower, all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.
          (c) At the request and sole expense of the Grantors, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed (but only so long as such sale or other disposition is permitted under the Credit Agreement and such sale or other disposition is not to another Grantor); provided, however, that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower in form and substance satisfactory to the Collateral Agent stating that such transaction is in compliance with the Loan Documents.
     Section 7.13 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to any of the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party or other Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated, such Lien or other Collateral shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
     Section 7.14 Submission to Jurisdiction; Service of Process
          (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Grantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Grantor hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each Grantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Grantor at the address specified in Section 7.2 (Notices, Etc.). Each of the Grantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 7.14 shall affect the right of the Collateral Agent or any other Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction.
[Signature Pages Follow]

          In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Warnaco Inc., as Grantor
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Executive Vice President and CFO

The Warnaco Group, Inc., as Grantor
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Executive Vice President and CFO

[Signature Page to Pledge and Security Agreement]

Authentic Fitness On-Line, Inc.
Calvin Klein Jeanswear Company
CCC Acquisition Corp.
CKJ Holdings, Inc.
Designer Holdings Ltd.
Ocean Pacific Apparel Corp.
Warnaco Puerto Rico, Inc.
Warnaco Retail Inc.
Warnaco Swimwear Inc.
Warnaco Swimwear Products Inc.
CKU.com Inc.
Warnaco U.S., Inc.,
as Grantors

By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Vice President

[Signature Page to Pledge and Security Agreement]

Accepted and Agreed
as of the date first above written:
Bank of America, N.A.,
as Collateral Agent for the Secured Parties,
By: /s/ Kevin W. Corcoran
      Name: Kevin W. Corcoran
      Title:   Vice President
[Signature Page to Pledge and Security Agreement]

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